As filed with the Securities and Exchange Commission on February 10, 2000

                                                      Registration No. 333-94621



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------


                           AMENDMENT NO. 1 TO FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             -----------------------


                            FOCUS ENHANCEMENTS, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                       1-11860                04-3186320
(State or other jurisdiction           (Commission            (IRS Employer
      of incorporation)                File Number)           Identification
                                                                 Number)

                               600 Research Drive
                         Wilmington, Massachusetts 01887
                                 (978) 988-5888

               (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                              Christopher P. Ricci
                    Senior Vice President and General Counsel
                            FOCUS Enhancements, Inc.
                               600 Research Drive
                         Wilmington, Massachusetts 01887
                                 (978) 988-5888
              (Name, address, including zip code, telephone number,
                   including area code, of agent for service)



                              ---------------------
Approximate date of commencement of proposed sale to the public: From time to time or at one time after the effective date of the Registration Statement as determined by market conditions.
      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                     Total Amount   Additional Amount                                           Amount of
 Title of Each Class of Securities       to Be       to Be Registered      Price to      Proposed Maximum     Registration
         to be Registered             Registered       by Amendment       Public(2)      Offering Price(2)       Fee(2)
------------------------------------ -------------- ------------------- --------------- -------------------- ----------------
Common Stock, par value $.01 per       3,263,333         100,000            $7.1875         $718,750             $189.75
share(1)
------------------------------------ -------------- ------------------- --------------- -------------------- ----------------

(1)      The total number of shares of common stock being registered consists of
         (i) 2,833,333 shares issued in privately negotiated transactions with several institutional investors, (ii) 275,000 shares issuable upon the exercise of common stock purchase warrants issued to such investors in connection with such transactions, (iii) 30,000 shares issuable upon the exercise of common stock purchase warrants issued to the principals of a third-party service provider as additional consideration for investor relations services provided to the company, (iv) 25,000 shares issuable upon the exercise of common stock purchase warrants issued to an investment banking firm for its assistance in obtaining equity financing, and (v) 100,000 shares issued as full settlement of outstanding balances on trade payables. A total of 3,163,333 shares, which are the shares described in clauses (i)-(iv) of the preceding sentence, were previously included in the original registration statement as filed on January 13, 2000, at which time the required registration fee with respect to such shares, totaling $5,819.95, was paid. The additional shares described in clause (v) of the first sentence of this footnote are first being registered pursuant to this amendment no. 1 to the original registration statement.

(2) The price to public and proposed maximum offering price referenced are included solely for purposes of calculating the amount of the registration fee required with respect to the additional 100,000 shares being registered hereby. The registration fee is calculated pursuant to Rule 457(c) of the Securities Act of 1933 by taking the average of the bid and asked prices of the registrant's common stock, $.01 par value per share, on February 9, 2000 as reported on the Nasdaq SmallCap Market.



         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                 Subject to Completion, Dated February 7, 2000
REOFFER
PROSPECTUS


                            FOCUS ENHANCEMENTS, INC.


                        3,263,333 Shares of Common Stock


         Five  existing  shareholders  of FOCUS  Enhancements,  Inc.  and  three holders of outstanding warrants to purchase shares of our common stock are offering to sell up to 3,263,333 shares of our common stock under this prospectus. Throughout this prospectus, we often refer to this group collectively as the selling shareholders.

         The selling shareholders acquired their shares and/or warrants through privately negotiated purchases or other transactions directly from the company.

         The total number of shares that may be sold under this prospectus by the selling shareholders will be subject to the discretion of each selling shareholder. The selling shareholders may offer the shares covered by this prospectus through public transactions executed through one or more broker-dealers at prevailing market prices, carried out through the NASDAQ SmallCap Market or one or more stock exchanges (if the shares are listed on an exchange at any time in the future), or in private transactions directly with purchasers at privately negotiated prices.

         FOCUS stock is listed on the NASDAQ SmallCap Market with the ticker symbol: "FCSE." On February 9, 2000, the closing price of one share of FOCUS common stock on the NASDAQ SmallCap Market was $7.25.




         Our principal executive offices are located at 600 Research Drive, Wilmington, Massachusetts, 01887, and our telephone number is (978) 988-5888.
                             ----------------------

         Neither the Securities and Exchange Commission, nor any state securities commission, has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
                             ----------------------


        AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK.
                       SEE "RISK FACTORS" AT PAGES 2 - 4.
                             ----------------------


                The date of this prospectus is February __, 2000.

RISK FACTORS

         An investment in the shares offered under this prospectus involves a high degree of risk and should only be purchased by investors who can afford to lose their entire investment. The following factors should be considered carefully in evaluating the company and our business.

We Have Been Named As A Defendant In A Law Suit Alleging Violation Of Federal Securities Laws

         The complaint alleges that FOCUS and our chief executive officer violated federal securities laws in connection with a number of allegedly false or misleading statements and seeks certification as a class action on behalf of persons alleged to have purchased our stock from July 17, 1997 to February 19, 1999. We believe that we have consistently complied with the federal securities laws, and we do not believe at this time that this litigation will result in a material adverse effect on our financial condition. Nonetheless, the management time and resources that could be required to respond effectively to this claim and to defend the company vigorously in this litigation could adversely impact our management's administrative capabilities.

We Will Need To Raise Additional Capital But Have No Commitments From Anyone To Provide It

         Historically, we have had to meet our short- and long-term cash needs through debt and the sale of common stock in private placements in that cash flow from operations has been insufficient. For example, during 1998, we received $2,827,355 in net proceeds from private offerings of common stock and $7,003,963 from the exercise of common stock options and warrants. In 1999, we received $4,482,073 in net proceeds from private offerings of common stock and $3,033,634 from the exercise of common stock options and warrants. Our future capital requirements will depend on many factors, including cash flow from operations, continued progress in our research and development programs, competing technological and market developments, and our ability to market our products successfully. If we require additional equity or debt financing in the future, there can be no assurance that sufficient funds will be raised. Moreover, any equity financing could result in dilution to our then-existing stockholders and additional debt financing may result in higher interest expense. Any financing, if available, may be on terms unfavorable to us. If adequate funds are not available, we may be required to curtail our activities significantly.

We Rely On Sales To A Few Major Customers For A Large Part Of Our Revenues

         For the nine months ended September 30, 1999, approximately 26% of our revenues were derived from sales to a major distributor, approximately 14% of our revenues were derived from sales to two major retailers, and approximately 8% of our revenues were derived from sales to a major consumer electronics manufacturer. Management expects that sales to these customers will continue to represent a significant percentage of our future revenues. We do not have long-term contracts requiring any customer to purchase any minimum amount of products. There can be no assurance that we will continue to receive orders of the same magnitude as in the past from existing customers or we will be able to market our current or proposed products to new customers. Our loss of any major customer would have a material adverse effect on our business as a whole.

We Have A Long History Of Operating Losses

         We have experienced limited profitability since our inception and at September 30, 1999, had an accumulated deficit of $34,899,894. We incurred net losses of $12,787,324 and $1,986,079 for the years ended December 31, 1998 and 1997, respectively. We had net income of $299,041 and $1,448,121 for the first nine months of 1999 and 1998, respectively. There can be no assurance that we will be profitable in 1999.

We Rely On A Single Vendor For 90% Of Our Product Components

         Approximately 90% of the components for our products are manufactured by a single vendor on a turnkey basis. This vendor is located overseas. If this vendor experiences production or shipping problems for any reason, we in turn could experience delays in production of our products, at least on a short-term basis.

Our Products May Become Obsolete Very Quickly

         The computer peripheral markets are characterized by extensive research and development and rapid technological change resulting in short product life cycles. Development by others of new or improved products, processes or technologies may make our products or proposed products obsolete or less competitive. We will be required to devote substantial efforts and financial resources to enhance our existing products and to develop new products. There can be no assurance that we will succeed with these efforts.

Our Business Is Very Competitive

         The computer peripheral markets are extremely competitive. We currently compete with other developers of video conversion products and with video-graphic integrated circuit developers. Many of our competitors have greater market recognition and greater financial, technical, marketing and human resources than we have. Although we are not currently aware of any announcements by our competitors that would have a material impact on us or our operations, there can be no assurance that we will be able to compete successfully against existing companies or new entrants to the marketplace.

We May Not Make Significant Sales Through Office Super Stores Despite Expensive Marketing Efforts On Our Part

         Sales of our products through office super stores is a sales channel with which we have had limited success. We have limited our use of this channel to the best performing stores and are making substantial investments in marketing and inventory to supply this channel. However, this is an unproven channel and there can be no assurance that we will be able to compete successfully in this channel.

We Have Had Component Supply Problems

         We purchase all of our parts from outside suppliers and from time to time experience delays in obtaining some components or peripheral devices. We attempt to reduce the risk of supply interruption by evaluating and obtaining alternative sources for various components or peripheral devices. However, there can be no assurance that supply shortages will not occur in the future which could significantly increase the cost, or delay shipment of, our products, which in turn could adversely affect our results of operations.

We May Not Be Able To Protect Our Proprietary Information

         Although we have filed eight patent applications with respect to our PC-to-TV video-graphics products, we currently only have four patents issued. We treat our technical data as confidential and rely on internal non-disclosure safeguards, including confidentiality agreements with employees, and on laws protecting trade secrets to protect our proprietary information. There can be no assurance that these measures will adequately protect the confidentiality of our proprietary information or that others will not independently develop products or technology that are equivalent or superior to ours. While it may be necessary or desirable in the future to obtain licenses relating to one or more of our products or relating to current or future technologies, there can be no assurance that we will be able to do so on commercially reasonable terms.


THE COMPANY

         Based on an independent survey published in December of 1997 by Frost & Sullivan, a leading market research firm, we are an industry leader in the development and marketing of advanced, proprietary multimedia video scan conversion products for the rapidly converging, multi-billion dollar computer and television industries. Our products, which are sold globally through Original Equipment Manufacturers (OEMs) and resellers, merge computer generated graphics and television displays for presentations, training, education, video teleconferencing, internet viewing and home gaming markets. In addition, we are working to develop a family of products that will enable the current installed base of televisions, VCRs, and camcorders to remain functional in upcoming HDTV environments. It is our objective to design, develop, and deliver quality video conversion products to the global marketplace.

USE OF PROCEEDS

         All net proceeds from the sale of the shares being offered under this prospectus will go to the selling shareholders. Accordingly, we will not receive any proceeds from sales of these shares. We will pay all of the expenses of registration of the shares being offered under this prospectus.

         We will receive the proceeds of any exercises of the warrants that have been issued to the selling shareholders. The maximum cash amount that we would receive if the selling shareholders exercise all of these warrants in full is approximately $699,000. We would use these proceeds for working capital and general corporate purposes.

SELLING SHAREHOLDERS


         The shares being offered under this prospectus are offered by five existing shareholders and three additional holders of outstanding warrants. The existing shareholders are BNC Bach International Ltd., Inc., The Raptor Global Portfolio Ltd., Roseworth Group, Ltd., The Altar Rock Fund L.P. and Asia ITN Ltd. All of these shareholders acquired the shares that they are offering under this prospectus directly from us in privately negotiated purchases. The three additional holders of outstanding warrants are R. Jerry Falkner and Richard W. West, who are the principals of R.J. Falkner & Company, Inc., and Union Atlantic, L.C. Messrs. Falkner and West acquired their warrants directly from us in connection with services provided to us by their company. Union Atlantic also acquired its warrant directly from us in connection with services it has provided to us. The following table sets forth certain information regarding beneficial ownership of our common stock as of December 31, 1999 and the number of shares of common stock which may be offered for the account of each of the selling shareholders from time to time after the date of this prospectus.



                                             Shares Beneficially                                      Shares Beneficially
Selling Shareholders(1)                    Owned Prior to Offering          Shares Offered           Owned After Offering
--------------------                       -----------------------          --------------           --------------------
                                           Number          Percent                                  Number         Percent
                                           ------          -------                                  ------         -------
BNC Bach International Ltd., Inc.        1,733,333(2)       7.11%            1,733,333(2)              0              *
The Raptor Global Portfolio Ltd.           958,650(3)       3.93               958,650(3)              0              *
Roseworth Group, Ltd.                      412,500(4)       1.69               412,500(4)              0              *


                                                                  4

Asia ITN Ltd.                              100,000            *                100,000                 0              *
The Altar Rock Fund L.P.                     3,850(5)         *                  3,850(5)              0              *
Union Atlantic, L.C.                        25,000(6)         *                 25,000                 0              *
R. Jerry Falkner                            15,000(7)         *                 15,000(6)              0              *
Richard W. West                             15,000(7)         *                 15,000(6)              0              *

--------------------

*    less than one percent

(1) None of the selling shareholders has had any position, office or other material relationship with us or any of our affiliates within the three years preceding the date of this prospectus, except that a director of ours, Timothy E. Mahoney, is a principal of Union Atlantic, L.C., which has provided investment banking services to us during this period, and Messrs. Falkner and West are principals of an investor relations firm that has provided services to us within the past year. To the best of our knowledge, each of the selling shareholders has sole voting and investing power with respect to all of the shares indicated as beneficially owned by the selling shareholder, although such voting and investment powers may be deemed to be shared with various affiliates, which may include entities and natural persons, of the selling shareholders who may exercise control over, or provide investment advice to, the selling shareholders. With respect to The Altar Rock Fund L.P. and the Raptor Global Portfolio Ltd., Tudor Investment Corporation is the sole general partner of The Altar Rock Fund L.P. and provides investment advisory services to The Raptor Global Portfolio Ltd. and may be deemed to beneficially own the shares owned directly by these entities. Paul Tudor Jones, II is the controlling shareholder of Tudor Investment Corporation and may in turn be deemed to beneficially own the shares deemed beneficially owned by this entity. Both Tudor Investment
     Corporation and Mr. Jones expressly disclaim all deemed beneficial ownership pertaining to any of the shares indicated above as beneficially owned by The Altar Rock Fund, L.P. and The Raptor Global Portfolio Ltd.

(2) Includes 150,000 shares that may be purchased by BNC Bach International Ltd., Inc. upon its exercise of an outstanding warrant at a purchase price of $1.5375 per share.

(3) Includes 87,150 shares that may be purchased by The Raptor Global Portfolio Ltd. upon its exercise of an outstanding warrant at a purchase price of $3.1969 per share.

(4) Includes 37,500 shares that may be purchased by Roseworth Group, Ltd. upon its exercise of an outstanding warrant at a purchase price of $3.1969 per share.

(5) Includes 350 shares that may be purchased by The Altar Rock Fund L.P. upon its exercise of an outstanding warrant at a purchase price of $3.1969 per share.

(6) These shares may be purchased by Union Atlantic, L.C. upon its exercise of an outstanding warrant at a purchase price of $1.478125 per share.

(7) These shares may be purchased by Messrs. Falkner and West, respectively, upon their exercise of outstanding warrants at a purchase price in each case of $1.063 per share.


         Any of the selling shareholders identified above may choose to donate or transfer as a gift some or all of the shares that may otherwise be sold directly by the selling shareholder or any of them may choose to transfer some or all of the shares at no value to one or more affiliated persons. If any of the shares are so transferred by any of the selling shareholders, then any person who receives any of these shares would constitute an additional selling shareholder under this prospectus.

SECURITIES PURCHASE AND OTHER AGREEMENTS

         On September 17, 1999, we entered into a common stock and warrant purchase agreement with BNC Bach International Ltd., Inc., pursuant to which we agreed to issue 1,500,000 shares of our common stock to BNC at a purchase price of $1.00 per share and to issue a warrant to BNC for its purchase of up to 150,000 additional shares at a purchase price of $1.5375 per share. This warrant expires unless sooner exercised on September 17, 2002. Under the terms of this agreement, we initially issued to BNC 750,000 shares and BNC paid to us an initial $750,000, with the issuance of the remaining 750,000 shares and the payment of the remaining $750,000 to occur at the time our registration of BNC's resale of the total number of shares became effective with the Securities and Exchange Commission. On November 17, 1999, we agreed with BNC to amend the agreement, so that BNC paid the remaining $750,000 immediately to us in exchange for our issuing at that time a total of 833,333 shares to BNC (that is, BNC agreed to waive the registration requirement as a condition to its payment of the remaining $750,000 in exchange for our agreeing to increase the second installment of shares issued to BNC by 83,333 from 750,000 to 833,333).


         On November 19, 1999, we entered into an agreement with Asia ITN Ltd., pursuant to which we issued a total of 100,000 shares of our common stock at a purchase price of $2.34 per share in consideration for Asia ITN Ltd.'s delivery of a full release of our obligation to pay an outstanding trade payables balance of $323,259.56.


         On November 24, 1999, we entered into a common stock and warrant purchase agreement with The Raptor Global Portfolio Ltd., Roseworth Group Ltd. and The Altar Rock Fund L.P. pursuant to which we issued to these investors a total of 1,250,000 shares of our common stock at a purchase price of $1.60 per share. Under the terms of this agreement, we also issued to these investors warrants to purchase up to a total of 125,000 additional shares of our common stock at a purchase price of $3.1969 per share. These warrants expire unless sooner exercised on December 1, 2002.

         In connection with these private sales of our common stock, we entered into registration rights agreements with each of BNC, Raptor, Roseworth, Altar Rock and Asia ITN Ltd. In these agreements, we agreed to register with the Securities and Exchange Commission their resale of all of the shares purchased in these transactions, including, with respect to BNC, Raptor, Roseworth and Altar Rock, the shares issuable pursuant to the warrants we have issued to each of them, and to keep the applicable registration statement effective until all of the shares are sold or until this registration is no longer necessary as described further in the agreements.

         On December 12, 1998, we entered into an agreement with Union Atlantic, L.C., a third-party provider of investment banking services, of which one of our directors, Timothy E. Mahoney, is a principal, pursuant to which Union Atlantic agreed to provide to us a variety of investment banking services. On May 7, 1999, we amended this agreement to reduce the commissions otherwise payable to Union Atlantic in connection with certain equity financing transactions. In return for this fee reduction, we agreed to issue a warrant to Union Atlantic for the purchase of up to 25,000 shares of our common stock upon the same terms as any warrants that may be issued to the investors in such equity financing transactions. Accordingly, the purchase price under this warrant was set at $1.478125 per share. This warrant expires unless sooner exercised on June 4, 2004. We also agreed to register with the Securities and Exchange Commission the resale by Union Atlantic of the shares it may acquire upon its exercise of this warrant.

         On December 22, 1998, we entered into an agreement with R.J. Falkner & Company, Inc., an unaffiliated, third-party provider of investor relations services, pursuant to which that company agreed to provide to us a variety of investor relations services. In addition to the cash fees we agreed to pay to R.J. Falkner & Company for these services, in February 1999 we also agreed to issue, as additional consideration for these services, warrants to both Messrs. Falkner and West, the principals of R.J. Falkner & Company, to purchase in the aggregate up to 30,000 shares (that is, 15,000 shares each) at a purchase price of $1.063 per share. These warrants expire unless sooner exercised on February 22, 2004. We also agreed to register with the Securities and Exchange Commission the resale by Messrs. Falkner and West of the shares they may acquire upon their respective exercises of these warrants.

         Our registration of the shares covered by this prospectus does not necessarily mean that the selling shareholders will sell all or any of these shares.

PLAN OF DISTRIBUTION

         The selling shareholders may offer their shares at various times in one or more of the following transactions:

         o on the NASDAQ SmallCap Market

         o on any United States securities exchange where our common stock may be listed in the future

         o in the over-the-counter market

         o in privately negotiated transactions directly with purchasers

         o in a combination of any of the above transactions

         The selling shareholders may sell their shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The selling shareholders may use broker-dealers to sell their shares. If this happens, broker-dealers will either receive discounts or commissions from the selling shareholders, or they will receive commissions from purchasers of shares for whom they acted as agents.

         The selling shareholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction). In addition, any shares that qualify for sale pursuant to Rule 144 of the Securities and Exchange Commission may be sold under Rule 144 rather than pursuant to this prospectus.

         In effecting sales, brokers, dealers or agents engaged by any selling shareholder may arrange for other brokers or dealers to participate. Brokers, dealers or agents may receive commissions, discounts or concessions from a selling shareholder in amounts to be negotiated prior to the sale. The selling shareholders and such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales, and any such commissions, discounts or concessions may be deemed to be underwriting discounts or commissions under the Securities Act of 1933. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act of 1933.

         In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of common stock in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus available to the selling shareholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered under this prospectus.

         At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission or other item constituting compensation to any underwriter, any discount, commission or concession allowed or re-allowed or paid to any dealer, and the proposed selling price to the public.

RECENT DEVELOPMENTS

         On December 31, 1999, we settled a claim that had previously been brought against us by PAGG Corporation and certain related parties in the Superior Court for Middlesex County, Commonwealth of Massachusetts. Pursuant to this action, PAGG had sought money damages against us totaling approximately $1,800,000 for amounts we allegedly owed to PAGG for inventory manufactured for us by PAGG and pursuant to an outstanding secured promissory note we had given to PAGG. The parties entered into a general release effective December 31, 1999, pursuant to which PAGG and the related plaintiffs have agreed to release us from all claims that they may have against us, subject to our paying a total of $1,669,000 in cash, which will be paid in four monthly installments commencing on January 5, 2000 and ending on April 5, 2000.

WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the SEC at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. Our SEC filings are also available to the public from the SEC's Website at "http://www.sec.gov."

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

     o    annual report on Form 10-KSB/A for the fiscal year ended  December 31,
          1998

     o    quarterly  report on Form 10-QSB/A for the quarter ended September 30,
          1999

     o definitive proxy statement dated June 25, 1999, which was provided to our stockholders in connection with our annual meeting of stockholders held on July 26, 1999

     o    description  of  our  common  stock  contained  in  our   registration
          statement on Form SB-2, SEC File No. 33-60248-B, which we filed with the SEC on March 29, 1993, as amended

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

         FOCUS Enhancements, Inc.
         600 Research Drive
         Wilmington, Massachusetts   01887
         Attention:  Christopher P. Ricci
          (978) 988-5888

         This prospectus is part of a registration statement we have filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

LEGAL MATTERS

         The validity of the shares of common stock offered under this prospectus was passed upon for us by Christopher P. Ricci, Esq., our Senior Vice President and General Counsel.

EXPERTS

         The consolidated financial statements of the company incorporated in this prospectus by reference to our Annual Report on Form 10-KSB/A for the year ended December 31, 1998, as amended, have been so incorporated in reliance on the report of Wolf & Company, P.C., independent accountants, given on the authority of said firm as experts in auditing and accounting.

CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING STATEMENTS

         We do not provide forecasts of our future financial performance. However, this prospectus may contain "forward looking" information that involves risks and uncertainties. In particular, statements contained in this prospectus which are not historical facts (including, for example, statements concerning our international revenues, anticipated operating expense levels and such expense levels relative to our total revenues) constitute forward looking statements and are intended to be made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. In addition, any of the words "believes," "expects," "anticipates" or similar expressions indicate forward-looking statements of this type. Our actual results of operations and financial condition have varied and may in the future vary significantly from those stated in any forward-looking statements. Factors that may cause such differences include, for example, the following:

         o  the availability of capital to fund our future cash needs

         o  our reliance on major customers

         o  our history of operating losses

         o our reliance on a limited number of vendors for the manufacturing of our products

         o  technological obsolescence

         o  competition

         o  component supply problems

         o  protection of proprietary information

         o accuracy of our internal estimates of revenue and operating expense levels

DISCLOSURE  OF  COMMISSION   POSITION  ON  INDEMNIFICATION  FOR  SECURITIES  ACT
LIABILITIES

         The Delaware General Corporation Law and our certificate of incorporation and by-laws provide for indemnification of our directors and officers for liabilities and expenses that they may incur in such capacities. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

         You should rely only on the information incorporated by reference or contained in this prospectus or any supplement. We have not authorized anyone else to provide you with different or additional information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of this prospectus or any supplement that may have a later date. The selling shareholders are not making an offer of our shares in any state where the offer is not permitted.

-----------------------------------------------------------
                    TABLE OF CONTENTS

                                                  Page
Risk Factors                                       2
The Company                                        4
Use of Proceeds                                    4
Selling Shareholders                               4
Securities Purchase and Other Agreements           6
Plan of Distribution                               7
Recent Developments                                8
Where You Can Find More Information                8
Legal Matters                                      9
Experts                                            9
Cautionary Statement Concerning
  Forward Looking Statements                       9
Disclosure Statement                              10
-----------------------------------------------------------

                                      FOCUS
                               ENHANCEMENTS, INC.



                               3,263,333 Shares of
                                  Common Stock


                               __________________

                                   PROSPECTUS
                               __________________


                                FEBRUARY __, 2000

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following statement sets forth the estimated amounts of expenses to be borne by the Company in connection with the offering described in this Registration
Statement:



          Registration Fee Under Securities Act                $ 6,009.70
          Blue Sky Fees and Expenses                             2,000.00
          Legal Fees and Expenses                                5,000.00
          Accounting Fees and Expenses                           5,000.00
          Printing and Mailing Costs                             1,000.00
          Miscellaneous Fees and Expenses                        2,000.00
                                                               ----------
                Total Expenses                                 $21,009.70




Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify, subject to the standards therein prescribed, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or was serving as such with respect to another corporation or other entity at the request of such corporation.

The Delaware General Corporation Law and the Company's certificate of incorporation and by-laws provide for indemnification of the Company's directors and officer for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Reference is made to the Company's Second Restated Certificate of
Incorporation,   as  amended,   and  Restated  By-laws  incorporated  herein  by
reference.

The Company has obtained directors and officers liability insurance for the benefit of its directors and certain of its officers.

Item 16. Exhibits

The following documents have been previously filed as Exhibits and are incorporated herein by reference except those exhibits indicated with an asterisk which are filed herewith:

       Exhibit No.                  Description


         3.1 Second Restated Certificate of Incorporation, as amended, incorporated by reference to Exhibit No. 3.1 of the Company's Registration Statement on Form SB-2 [Reg. No. 33-60248-B] and as an exhibit to the Company's Form 10-QSB dated November 13, 1995.
         3.2      Restated By-laws of the Company (1).

         4.1      Specimen certificate for Common Stock of the Company (1).
         4.2 Common Stock and Warrant Purchase Agreement, as amended, with BNC Bach International Ltd., Inc. (2)
         4.3 Form of Stock Purchase Warrant issued to BNC Bach International Ltd., Inc. (included as Exhibit A to the Common Stock and Warrant Purchase Agreement). (2)
         4.4 Form of Registration Rights Agreement with BNC Bach International Ltd., Inc. (included as Exhibit B to the Common Stock and Warrant Purchase Agreement). (2)
         4.5 Common Stock and Warrant Purchase Agreement with The Raptor Global Portfolio Ltd., The Altar Rock Fund L.P. and Roseworth Group, Ltd. (2)
         4.6 Form of Stock Purchase Warrant issued to The Raptor Global Portfolio Ltd. (for 87,150 shares), The Altar Rock Fund L.P. (for 350 shares) and Roseworth Group, Ltd. (for 37,500 shares) (included as Exhibit A to the Common Stock and Warrant Purchase Agreement). (2)
         4.7 Form of Registration Rights Agreement with The Raptor Global Portfolio Ltd., The Altar Rock Fund L.P. and Roseworth Group, Ltd. (included as Exhibit B to the Common Stock and Warrant Purchase Agreement). (2)
         4.8 Contract for services to be rendered to FOCUS Enhancements, Inc. by R.J. Falkner & Company, Inc. (2)
         4.9 Form of Stock Purchase Warrant issued to each of R. Jerry Falkner and Richard W. West. (2)
         4.10 Agreement between Union Atlantic, L.C. and FOCUS Enhancements, Inc. confirming agreement to issue warrant in exchange for fee reduction. (2)
         4.11     Stock Purchase Warrant issued to Union Atlantic, L.C. (2)
         4.12 General Release, as amended, between Asia ITN Ltd. and FOCUS Enhancements, Inc. *
         4.13 Form of Registration Rights Agreement with Asia ITN Ltd. (included as Exhibit A to the General Release). *
         5.1      Opinion of Christopher P. Ricci, Esq. (2)
         23.1     Consent  of  Wolf  &   Company,   P.C.,   independent   public
                  accountants. (2)
         23.2     Consent of  Christopher  P. Ricci,  Esq.  (included in Exhibit
                  5.1).
         24. Power of Attorney (contained in signature page to the original registration statement as filed on January 13, 2000 and incorporated herein by reference).


         (1)      Filed as an exhibit to the Company's Registration Statement on
                  Form  SB-2,  No.  33-60248-B,   and  incorporated   herein  by
                  reference.

         (2) Filed as an exhibit to the Company's original Registration Statement on Form S-3, No. 333-94621, as filed on January 13, 2000 and incorporated herein by reference.


Item 17. Undertakings

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered), and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of 17 C.F.R.) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material  information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

                provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to Section 13 or
                Section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the Securities being registered that remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes, that for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the Town of Wilmington, Commonwealth of Massachusetts, on February 7, 2000.


                                     FOCUS ENHANCEMENTS, INC.


                                     By: /s/ Thomas L. Massie
                                           Thomas L. Massie
                                           Chief Executive Officer

                                POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement on Form S-3 relating to Common Stock of the Registrant has been signed by the following persons in the capacities and on the dates indicated.


                Signature                                    Title                                Date

/s/ Thomas L. Massie                       President, Chief Executive Officer and      February 7, 2000
---------------------------------
Thomas L. Massie                           Director (Principal Executive Officer)

/s/ Gary M. Cebula                         Vice President of Finance and               February 7, 2000
---------------------------------
Gary M. Cebula                             Administration (Principal Financial and
                                           Accounting Officer)

*                                          Director                                    February 7, 2000
---------------------------------
John C. Cavalier

                                           Director                                    February __, 2000
---------------------------------
William B. Coldrick

                                           Director                                    February __, 2000
---------------------------------
Timothy E. Mahoney

*                                          Director                                    February 7, 2000
---------------------------------
Robert C. Eimers

*                                          Director                                    February 7, 2000
---------------------------------
William A. Dambrackas

* By: /s/ Christopher P. Ricci
          Christopher P. Ricci
          Attorney-in-Fact